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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41567 of Prolong International Corporation and subsidiaries on Form S-8 of our report dated March 8, 2000, (except for Notes 1 and 8 as to which the date is April 12, 2000) appearing in this Annual Report on Form 10-K of Prolong International Corporation and Subsidiaries for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Costa Mesa, California
April 12, 2000